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                                                                    Exhibit 10.5

                              RYKOFF-SEXTON, INC.

             1995 KEY EMPLOYEES STOCK OPTION AND COMPENSATION PLAN


     1. PURPOSE. The purpose of the 1995 Key Employees Stock Option and Compensation Plan (the "Plan"), of Rykoff-Sexton, Inc. ("Rykoff-Sexton") is to increase stockholder value and to advance the interests of Rykoff-Sexton and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives ("Incentives") designed to attract, retain, and motivate employees. Incentives may consist of opportunities to purchase or receive shares of common stock, $.10 par value, of Rykoff-Sexton ("Common Stock"), monetary payments or both on terms determined under this Plan.

     2. ADMINISTRATION. The Plan shall be administered by the Management Development - Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Rykoff-Sexton (the "Board of Directors"). The Committee shall consist of not less than three directors of Rykoff-Sexton and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"). The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by a majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

     3. ELIGIBLE EMPLOYEES. Employees of the Company other than executive officers as determined by the Company's Board of Directors shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.
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     4.   TYPES OR INCENTIVES. Incentives under the Plan may be granted in any one or a combination of the following forms; (a) incentive stock options and nonstatutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) performance shares (section 9); and (f) cash awards (section 10).

     5.   SHARES SUBJECT TO THE PLAN.

          5.1 Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed ________ shares of Common Stock

          5.2 Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the minter of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock pursuant award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of stock option at a lower price than the option to be cancelled.

          5.3 Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs performance shares, restricted stock or stock awards shall be limited to shares purchased on the open market and/or held as treasury shares which have previously been listed on the New York Stock Exchange.

     6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

          6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock
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     option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

          6.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such times or times during its term as shall be determined by the Committee at the time of grant. No stock option may be exercised during the first twelve months of its term. Except as provided by the preceding sentence, the Committee may accelerate the exerciseability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

          6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.13) of the Common Stock subject to the option on the date of purchase exceeds (ii) the option price. The Company shall have the right but not the obligation to repurchase all shares of Common Stock that were purchased pursuant to an option exercised within six months prior to the participant's termination of employment, that is either for cause or voluntary on the part of the participant and without the written consent of the Company, for the total amount paid by the participant for such shares on such other terms as may be established by the Committee. The Company shall have 60 days from the date of the participant's termination of employment to exercise its rights to repurchase such shares of Common Stock.

          6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number or shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the United States dollars upon exercise of the option and may be paid by cash, bank draft or uncertified or certified check; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or in such manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder with respect to the shares covered by such option.

     7. STOCK APPRECIATION RIGHTS. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either
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concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

          7.1 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In this case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

          7.2 Duration. Subject to earlier termination as proved in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. No SAR may be exercised during the first twelve months of its term. Except as provided in the preceding sentence, the Committee may in its discretion accelerate the exerciseability of any SAR.

          7.3 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 day thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

          7.4 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number or shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing;

               (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of appreciation in such shares (for the purpose, the "appreciation" shall be the amount by which Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted along, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

               (b) the Fair Market Value of a share of Common Stock on the exercise date.
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          In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

          7.5 Repurchase. The Company shall have the right but not the obligation to require a participant to return all shares of Common Stock or cash received by a participant pursuant to the exercise of a SAR within six months prior to the date of termination of employment, that is either for cause or voluntary on the part of the participant and without the written notice of the Company. The Company shall have 60 days from the date of termination of employment to exercise its right to reacquire such shares of Common Stock or cash.

     8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

          8.1 Numbers of Shares. The number or shares to be transferred or sold by the Company to a participant pursuant to the stock award or as restricted stock shall be determined by the Committee.

          8.2 Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

          8.3 Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

               (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of death, disability or retirement of the holder of such shares, or otherwise);
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               (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back the Company at his cost, all or part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions; and

               (c) such other conditions or restrictions as the Committee may deem advisable..

          8.4 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

     The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1988 Stock Option and Compensation Plan of Rykoff-Sex:ton, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the of office of the secretary of the Company.

          8.5 End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered flee of all restrictions to the participant or to the participants legal representative, beneficiary or heir.

          8.6 Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to the forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

     9. PERFORMANCE SHARES. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

          9.1 Performance Objective. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of the specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If
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     such objectives are not met, each grant of performance share may provide for lessor payments in accordance with the formulas established in the award.

          9.2 Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

          9.3 No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock to the end of any period for which performance objectives were established.

          9.4 Expiration of Performance Share. If a participant's employment with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's right on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

     10. CASH AWARDS. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

     11.  GENERAL.

          11.1 Effective Date. The Plan will become effective upon its approval by the Board of Directors.

          11.2 Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          11.3 Nontransferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Plan or in the Incentive) and the Company shall not be required to recognize any attempted assignment of such
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     rights by any participant.  During the participant's lifetime, an Incentive may be exercised only by him or by his guardian or legal representative.

          11.4 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

          11.5 Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the share of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not awarded or such shares of Common Stock shall not be issued or such restriction shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          11.6 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price or any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.
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          11.7  Incentive Plans and Agreements.  Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan SARs with respect to all or part of such options and any other previously issued options.

          11.8  Withholding.

               (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

               (b) Each Election must be made prior to the Tax Date. The Committee may disapprove or any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.
          An Election is irrevocable.

          11.9 No Continued Employment or Right to Corporate Assets. No participant under the Plan shall have the right, because of his or her participation, to continue in the employ of the Company for any period of time or any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interest of any kind in the assets of the Company or creating a trust of kind or a fiduciary relationship of any kind between the Company and any such person.

          11.10 Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

          11.11 Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 11.6, change or impair, without the consent of the recipient, an Incentive previously granted.
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           11.12 Immediate Acceleration of Incentives. Notwithstanding any
     provision in this Plan or in any Incentive to the contrary, (a) the restrictions on all shares of restricted stock award shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payable made immediately if any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

               (a) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of Rykoff-Sexton entitled to vote for the election of directors;)

               (b) a majority of the members of the Board of Directors of is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

               (c) the stockholders of Rykoff-Sexton approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

     For purposes of this Section 11.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision
(a), the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of Rykoff-Sexton.

     For purposes of this Section 11.12, "Continuing Directors" are directors
(i) who were in office prior to the time any of provision (a), (b) or (c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of Rykoff-Sexton, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

          11.13 Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the closing sale price of a share of Common Stock on the New York Stock Exchange ("NYSE") on the applicable date. If the NYSE is closed for trading on such date, or if the Common Stock does not trade on such date, then the closing sale price used shall be the one on the date the Common Stock last traded on the NYSE.